Exhibit 20.8
Page 1 of 3

                     Navistar Financial 1997 - A Owner Trust
                              For the Month of July
                      Distribution Date of August 15, 1997
                             Servicer Certificate #4

Original Pool Amount Initial Receivables                  $411,613,980.45
Subsequent Receivables (transferred 5/9/97)                $76,128,743.83
Subsequent Receivables (transferred 5/23/97)               $12,254,010.44

Beginning Pool Balance                                    $455,773,751.11
Beginning Pool Factor                                           0.9344553

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)    $12,402,745.57
     Interest Collected                                     $3,875,720.81

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $172,109.69
Total Additional Deposits                                     $172,109.69

Repos / Chargeoffs                                            $845,107.84
Aggregate Number of Notes Charged Off                               48

Total Available Funds                                      $16,355,112.42

Ending Pool Balance                                       $442,621,361.35
Ending Pool Factor                                              0.9074894

Servicing Fee                                                 $379,811.46

Repayment of Servicer Advances                                 $95,463.65

Reserve Account:
     Beginning Balance  (see Memo Item)                    $24,370,261.69
     Target Percentage                                               5.25%
     Target Balance                                        $23,237,621.47
     Minimum Balance                                       $10,499,931.43
     (Release) / Deposit                                   ($1,132,640.22)
     Ending Balance                                        $23,237,621.47

Current Weighted Average APR:                                      10.222%
Current Weighted Average Remaining Term (months):                   45.39

Delinquencies                                             Dollars        Notes
     Installments:              1 - 30 days            $2,283,783.23     1,737
                                31 - 60 days             $414,201.44       342
                                60+  days                $113,343.73        72

     Total:                                            $2,811,328.40     1,746

     Balances:                  60+  days              $3,269,807.92        72

Memo Item - Reserve Account
     Prior Month                                      $23,928,121.93
+    Invest. Income                                       $81,153.13
+    Excess Serv.                                        $360,986.63
+    Transfer (to) / from Collections Account                  $0.00
     Beginning Balance                                $24,370,261.69

Exhibit 20.8
Page 2 of 3

Navistar Financial 1997 - A Owner Trust
For the Month  of  July

                                                                                     NOTES
                                                            (Money Market)
                                              TOTAL          CLASS A - 1        CLASS A - 2        CLASS A - 3     CLASS B NOTES
                                          $500,000,000.00    $85,000,000.00   $221,500,000.00   $176,000,000.00   $17,500,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                        100.00%             0.00%             0.00%            0.00%
     Coupon                                                            5.84%             6.35%             6.75%            6.95%

Beginning Pool Balance                    $455,773,751.11
Ending Pool Balance                       $442,621,361.35

Collected Principal                        $12,307,281.92
Collected Interest                          $3,875,720.81
Charge - Offs                                 $845,107.84
Liquidation Proceeds / Recoveries             $172,109.69
Servicing                                     $379,811.46
Cash Transfer from Reserve Account                  $0.00
Total Collections Avail for Debt Service   $15,975,300.96

Beginning Balance                         $455,773,751.11    $40,773,751.11   $221,500,000.00   $176,000,000.00   $17,500,000.00

Interest Due                                $2,461,924.57       $198,466.23     $1,172,104.17       $990,000.00      $101,354.17
Interest Paid                               $2,461,924.57       $198,466.23     $1,172,104.17       $990,000.00      $101,354.17
Principal Due                              $13,152,389.76    $13,152,389.76             $0.00             $0.00            $0.00
Principal Paid                             $13,152,389.76    $13,152,389.76             $0.00             $0.00            $0.00

Ending Balance                            $442,621,361.35    $27,621,361.35   $221,500,000.00   $176,000,000.00   $17,500,000.00
Note / Certificate Pool Factor                                       0.3250            1.0000            1.0000           1.0000
   (Ending Balance / Original Pool Amount)
Total Distributions                        $15,614,314.33    $13,350,855.99     $1,172,104.17       $990,000.00      $101,354.17

Interest Shortfall                                  $0.00             $0.00             $0.00             $0.00            $0.00
Principal Shortfall                                 $0.00             $0.00             $0.00             $0.00            $0.00
     Total Shortfall                                $0.00             $0.00             $0.00             $0.00            $0.00
      (required from Reserve)
Excess Servicing                              $360,986.63
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance             $24,370,261.69
(Release) / Draw                           ($1,132,640.22)
Ending Reserve Acct Balance                $23,237,621.47

Exhibit 20.8
Page 3 of 3

Navistar Financial 1997 - A Owner Trust
For the Month  of  July


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                   5                 4                   3                  2                   1
                                Mar-97            Apr-97              May-97              Jun-97              Jul-97

Beginning Pool Balance             N/A      $411,613,980.45     $481,864,426.98      $468,447,395.87     $455,773,751.11

A)   Loss Trigger:
Principal of Contracts
 Charged Off                       N/A          $312,536.51         $723,609.14          $196,160.57         $845,107.84
Recoveries                         N/A                $0.00               $0.00          $161,723.67         $172,109.69

Total Charged Off (Months 5, 4, 3)            $1,036,145.65
Total Recoveries (Months 3, 2, 1)               $333,833.36
Net Loss / (Recoveries) for 3 Mos               $702,312.29(a)

Total Balance (Months 5, 4, 3)              $893,478,407.43(b)

Loss Ratio Annualized  [(a/b) * (12)]                0.9433%

Trigger:  Is Ratio > 1.5%                                No

                                                                      May-97              Jun-97              Jul-97

B)   Delinquency Trigger:                                         $1,628,994.95        $2,543,242.02       $3,269,807.92
     Balance delinquency 60+ days                                       0.33806%             0.54291%            0.71742%
     As % of Beginning Pool Balance                                     0.11269%             0.29366%            0.53280%
     Three Month Average

Trigger:  Is Average > 2.0%                              No

C)   Noteholders Percent Trigger:                    4.7643%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                 No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer